EXHIBIT 10.13
LEASE
     THIS LEASE, made this 15th day of November, 2004, between THE BRASTAD/LYMAN PARTNERSHIP, (hereinafter designated as “Landlord”) and WIRELESS RONIN TECHNOLOGIES, INC., an Minnesota corporation (hereinafter designated “Tenant”);
     WITNESSETH:
     ARTICLE 1 — PREMISES AND TERM. The Landlord, in consideration of the rental herein agreed to be paid by the Tenant and the other conditions, agreements and stipulations of the Tenant herein expressed and agreed to be kept and performed by the Tenant, does hereby demise and lease unto the Tenant the building containing approximately 8,610 square feet situated in the City of Eden Prairie, County of Hennepin, State of Minnesota, located at 14700 Martin Drive, together with parking areas, sidewalks and yard areas adjacent thereto, hereinafter referred to as the “leased premises”.
     TO HAVE AND TO HOLD the leased premises and appurtenances for a term commencing December 1, 2004, and shall continue for a period of sixty (60) months unless sooner terminated, as hereinafter provided until November 30, 2009.
     ARTICLE 2 — RENT. Landlord reserves and Tenant covenants to pay to Landlord, without demand, at its office, or at such other place as Landlord may, from time to time, designate in writing, a base rent of Five Thousand Four Hundred Fifteen Dollars and 46/cents ($5,415.46) plus any sales tax applicable thereto on the first day of each and every calendar month in advance during the first two (2) years of the term, Five Thousand Five Hundred Ninety Four Dollars and 80/cents ($5,594.80) per month during the 3rd year of the term, and Five Thousand Seven Hundred Seventy Four Dollars and 18/cents ($5,774.18) per month during the 4th year of the term, and Five Thousand Nine Hundred Seventeen Dollars and 67/cents ($5917.67) per month during 5th year of the term. Partial months shall be pro-rated.
     ARTICLE 3 — BUSINESS USE. The leased premises shall be used and occupied by Tenant for the commercial purpose of designing computer software, providing software and maintenance services, designing graphic content, providing networking services, and for the operation of warehousing, display, and sales of electronic equipment and related products, and for no other purpose. Such use and occupancy shall be in compliance with all applicable laws, ordinances and governmental regulations. The leased premises shall not be used in such manner that in accordance with any requirement of law or of any public authority, Landlord shall be obliged on account of the purpose or manner of said use to make any addition or alteration to or in the building.
     ARTICLE 4A — SUBORDINATION. Tenant agrees that this Lease shall be subordinate to any mortgages that may hereafter be placed upon said premises and to any and all advances to be made hereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. In the event any mortgagee elects to have this Lease prior in lien to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease shall be deemed prior to said mortgage, whether this Lease is dated prior to or subsequent to the date of said mortgage. Landlord, however, shall have and reserves the right to grant to any such mortgagee, by any such mortgage, and whether this Lease be prior or subordinate to such mortgage, the tight to receive, for application to the debt secured by such mortgage, all or any part of the proceeds of any condemnation of the leased premises, or all or any portion of the rents payable hereunder and Tenant shall acknowledge same to such Mortgagee upon request.
     ARTICLE 4B — CERTIFICATION THAT LEASE IS IN FULL FORCE AND EFFECT. For the purposes of mortgaging the leased premises or for the sale of the leased premises, Tenant shall, at any time, on fifteen (15) days’ prior written notice by Landlord, execute, acknowledge, and deliver to Landlord a written statement certifying that this Lease continues unmodified and is in full force and effect (or if there have been modifications, that this Lease continues in full force and effect as modified and stating the modifications), and the dates to which the rent and the additional rent have been paid, and stating whether Tenant is in default in performing any covenant to this Lease, and, should Tenant be in default, specifying each and every such default, and such other matters relating to this Lease that such lender, mortgagee or purchaser may further request, it being intended that any such statement delivered pursuant to this paragraph may be relied on by Landlord or any prospective purchaser or mortgagee of the fee or any assignee of any mortgages on the fee of the leased property.
     Tenant’s failure to execute and deliver to Landlord the above described certification within the time specified shall be deemed the equivalent of the delivery of the certification by the Tenant to the Landlord to the effect that this Lease continues in full force and effect (as modified, if any modifications have been made) and that Landlord has complied with all the terms, covenants and conditions of this Lease.
     ARTICLE 5 — CARE OF PREMISES. Tenant shall, at its expense, keep the leased premises and all parts thereof used by it and all of Tenant’s leasehold improvements used by it in a clean, safe and sanitary and a good and reasonable condition, conform the leased premises and conform its business to applicable laws, ordinances, regulations and codes; store within the leased premises and remove regularly all trash and garbage; forthwith replace broken glass in exterior and interior windows and doors with glass of same quality. Tenant shall not deface, injure, waste, or damage the leased premises; conduct business so as to constitute a nuisance; overload any floor or facility; make any structural alterations; throw foreign substances in plumbing facilities or use the same for any purpose other than that for which constructed.
     ARTICLE 6 — REPAIRS. Tenant shall at all times keep the leased premises, all of Tenant’s leasehold improvements, exterior walls and entrances, all glass, and window moldings, parking areas (including snow removal, striping, seal-coating thereof and the surface thereof) and all partitions, floors, fixtures, equipment and appurtenances thereof (including lighting, light bulbs and ballasts, heating and plumbing fixtures, heating and air conditioning systems which are located in or about the leased premises) in good order, condition, replacement and repair (including reasonable periodic painting as may be required, of which requirement Landlord shall be the judge). Structural portions of the building shall be the responsibility of Landlord. For purposes of this Article, structural portions of the building shall include the outer walls, roof, foundation and supporting members of the building structure of which the leased premises constitute a part.

     Tenant shall secure maintenance contracts or other contracts for all heating, venting, and air conditioning systems constituting a part of the leased premises in order to assure that Tenant’s obligations pursuant to this Lease. If Tenant refuses or neglects to reasonably maintain, replace or repair the leased premises as required hereunder as soon as reasonably possible after written demand, Landlord may make such repairs or replacements or provide for such maintenance without liability to Tenant, for any loss or damage that may accrue to Tenant’s merchandise, trade fixtures, fixtures, leasehold improvements or other property or to Tenant’s business and the cost to the Tenant shall be the Landlord’s cost plus 15% for overhead and said cost shall be payable as additional rent, upon presentation of a bill from the Landlord.
     Tenant has inspected the leased premises and is thoroughly acquainted with its condition and agrees to take Tenant leasehold the same in an “AS-IS” condition and Tenant shall be responsible and complete any initial improvements at Tenant’s costs and expense which leasehold improvements are specifically itemized in the attached Exhibit A. Landlord has made no representation or promises with respect to the physical condition of the leased premises or any other matter relating thereto and Tenant acknowledges that it has not relied upon statements of Landlord as to the condition of the leased premises.
     ARTICLE 7 — SIGNS. The Tenant shall not erect, place or display or allow to be erected, placed, or displayed any lettering, sign, advertisement, awning, or other projection in or on the leased property or in or on the building of which it forms a pail without the Landlord’s written consent, which consent shall not be unreasonably withheld or delayed. Landlord has sole right of approval relating, but not limited to, size, type, materials and location.
     The Tenant agrees to keep the signs erected, placed or maintained by it on the demised premises in a good state of repair and to save the Landlord harmless from any loss, cost, or damage resulting from the erection, maintenance, existence, or removal of any of its signs.
     At the end of the term of this Lease or of any renewal thereof, the Tenant shall remove its signs at its own expense and repair any damage to the demised premises resulting from the erection, maintenance, or removal of its sign.
     ARTICLE 8 — ALTERATIONS, INSTALLATIONS, FIXTURES. Except as hereinafter provided, Tenant shall not make any alterations in or additions to the leased premises which exceed $5,000.00 in costs without the written consent of Landlord. If alterations become necessary because of the application of laws or ordinances or of the directions, rules or regulations of any regulatory body, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord’s written approval of plans and specifications and furnishing such indemnification against liens, costs, damages, and expenses as Landlord may reasonably require. Tenant shall not, without the advance written consent of Landlord, install any exterior lighting or plumbing fixtures, shades, awnings, canopies, marquees or any exterior decorations or painting or similar devices on the roof or exterior walls of the building or change or alter any structural elements of the building, walls or roof. At the expiration or sooner termination of this Lease, Tenant, at the option of the Landlord shall return the premises to their original condition, subject to normal wear and tear. Title to any and all such leasehold improvements, alterations, installations or additions shall revert to Landlord upon expiration or sooner termination of this Lease at Landlord’s option.

     ARTICLE 9 — PUBLIC LIABILITY INSURANCE. During the occupancy of the leased premises by the Tenant, Tenant shall keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the leased premises and the business of Tenant and any subtenant, on terms and with companies with a Best’s Rating of AA or better, in which both Tenant and Landlord shall be named insured with respect to claims resulting from Tenant’s use of the leased premises under limits of liability of at least: $1,000,000 for injury or death to any one person; $1,500,000 for injury or death to more than one person; and $500,000 with respect to damage to property. Tenant shall furnish Landlord with certificates or other acceptable evidence that such insurance is in effect naming Landlord as a named insured with respect to claims resulting from Tenant’s use of the leased premises. Tenant shall keep in full force and effect worker’s compensation insurance on its employees and upon request shall provide Landlord with acceptable evidence that such insurance is in effect.
     ARTICLE 10 — COVENANTS TO HOLD HARMLESS. Unless the liability for damage or loss is caused by intentional acts or the negligence of Landlord, its agents or employees, Landlord shall be held harmless by Tenant from any liability for damages to any person or property in or upon the leased premises, including the person and property of Tenant and its employees and all persons in the building at its or their invitation. All property kept, stored or maintained in the leased premises shall be so kept, stored or maintained at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, services, materials, supplies, or equipment furnished or alleged to have been furnished to Tenant in or about the leased premises, and not furnished on order of Landlord, which may be secured by any Mechanic’s, Materialmen’s or other lien against the leased premises or the Landlord’s interest therein and will cause each such lien to be discharged at the time performance of any obligation secured thereby matures. Landlord shall have the right to post and maintain on the leased premises, notice of non-responsibility under the laws of Minnesota. Tenant shall have the reasonable right to protest any such Mechanic’s, Materialmen’s or other such lien through appropriate legal proceedings provided Tenant shall provide Landlord a bond or other evidence satisfactory to Landlord evidencing Tenant’s ability to pay such lien even if so contested.
     ARTICLE 11 — ASSIGNMENT OR SUBLETTING. Tenant agrees not to sell, assign, mortgage, pledge, sublease, or in any manner transfer this Lease or any estate or interest thereunder without the previous written consent of Landlord in each instance which consent will not be unreasonably withheld. Consent by Landlord to one assignment of this Lease or to one subletting of the leased premises shall not be a waiver of Landlord’s rights under this Article as to any subsequent assignment or subletting. Landlord shall receive 100% of any increase in rent upon an approved sublet for the leased premises.
     Landlord’s right to assign this Lease is and shall remain unqualified. Upon any sale of the leased premises and providing the purchaser assumes all obligations under this Lease from and after the date of conveyance, Landlord shall thereupon be entirely free of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.
     ARTICLE 12 — ACCESS TO PREMISES. Landlord reserves the right to enter upon the leased premises at reasonable business hours, to inspect the same or to make repairs, additions or alterations to the leased premises or other property, or to exhibit the premises to prospective tenants, purchasers or others; to enter at any time in the event of an emergency, and to display during the last year of the term or renewal term, without hindrance or molestation by Tenant, “For Rent” or similar signs on windows or doors in the leased premises, or on or around the yard areas or on the building. Tenant shall not change keys or locks for the leased premises without notifying the Landlord and providing Landlord with copies of all keys for the leased premises.
     ARTICLE 13 — UTILITY SERVICE. Gas, Water, and Electricity. Landlord agrees to cause mains, conduits, and other facilities to be provided to the property lines and to supply gas, water, electricity and sanitary sewer to the property lines. Tenant shall pay, when billed, for all water, gas and electricity or other utility services used in the leased premises and shall maintain, replace and repair such utilities, systems and services.
     ARTICLE 14 — EMINENT DOMAIN. In the event of any eminent domain or condemnation proceeding commenced by the filing of a petition in respect to the leased premises during the term hereof, the following provisions shall apply:
(a)	Total Condemnation of Leased Premises. If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease.

(b)	Partial Condemnation. If any part of the leased premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the leased premises substantially unsuitable for the business of the Tenant in the reasonable opinion of Landlord, then the teen of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding. Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Tenant in the reasonable opinion of the Tenant and Landlord, then Landlord shall promptly restore the leased premises so as to constitute the remaining premises a complete architectural unit, and this Lease shall continue in full force and effect with a proportionate abatement of rent based on the portion of the leased premises taken. The rent shall also abate during restoration as to the portion of the leased premises rendered untenantable.

(c)	Landlord’s Damages. In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant, except as set forth in paragraph (d) below shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.

(d)	Tenant’s Damages. Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any cost or loss to which Tenant might be put in removing and relocating Tenant’s inventory, merchandise, equipment and personal property.
     ARTICLE 15 — DAMAGE.
(a)	Partial or Total Destruction. In case the leased premises shall be partially or totally destroyed by fire or other casualty insurable under full standard fire and extended coverage insurance so as to become partially or totally untenantable, the same, unless Landlord shall elect not to rebuild, shall be repaired as speedily as possible at the cost of Landlord and unless such destruction was wholly or partially caused by the negligence or breach of the terms of this Lease by Tenant, its employees, licensees, agents, subtenants or contractors, a portion of the rent based upon the amount of the leased premises rendered untenantable shall be abated until so repaired. If the destruction or damage was wholly or partially caused by negligence or breach of the terms of this Lease by Tenant as aforesaid and if Landlord shall elect to rebuild, the rent payable for the period beginning with the date of the damage and ending with the date of completion of all reconstruction and all repairs shall not be abated and the Tenant shall remain liable for the same unless insurance proceeds are sufficient for such rental loss proceeds to cover the amount of rent during such period. Landlord shall not be responsible for restoring or repairing leasehold improvements of the Tenant or any other property of the Tenant.

(b)	Fire Insurance Provision.
(1)	Tenant shall not carry any stock of goods or do anything in or about the leased premises which will in any way impair or invalidate the obligation of any policy of insurance on or in reference to the leased premises or the building in which the leased premises are situated. Tenant agrees to pay upon demand, as additional rent, any premiums for insurance that may be charged during the term of this Lease on the amount of insurance to be cat-tied by Landlord on said leased premises or the building located thereon resulting from the business cat-tied on in the leased premises by Tenant, whether or not the Landlord has consented to same.

(2)	Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and its employee: for loss or damage to, or destruction of, the leased premises or buildings and other improvements situated on the property resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise provided its insurers also waive their rights of subrogation. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its employees or other tenants in the building for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the leased premises or the buildings or improvements of which the leased premises are a part resulting from any casualty, including but not limited those resulting from fire, explosion or the other perils included in standard extended coverage insurance for property, whether caused by the negligence of any of said persons or otherwise. If an additional “waiver of subrogation premium” is charged because of Landlord or Tenant, Tenant shall be required to pay the same to keep these waivers in force.
(3)	Landlord will keep in force a standard form of Fire and Extended Coverage Insurance with replacement cost endorsement, which policy will contain one years loss of rental provisions in the event of damage or destruction of the building and including public liability insurance of the Landlord with respect to the leased premises with limits of $1,000,000 for injury or death to any one person, $1,500,000 for injury or death to more than one person, and $500,000 with respect to damage to property. The Tenant shall pay 100% of the annual cost of such insurance premiums as additional rent to the extent that such annual cost for such premiums exceeds $850.00 for any given year or proportion thereof for any partial year. The Landlord shall furnish the Tenant with a copy of the actual premiums and the Tenant shall pay such additional rent to the Landlord within ten (10) days after receipt of such information from the Landlord. Tenant shall have sole responsibility to insure its leasehold improvements, trade fixtures, fixtures, furnishings, inventory, personal property and equipment. Tenant shall have the right to obtain competitive bids for said insurance, as long as provider has an AA+ credit rating or higher.
     ARTICLE 16 — SURRENDER. On the last day of the term demised or on the sooner termination thereof, Tenant shall peaceably surrender the leased premises in good order, condition and repair, broom-clean, reasonable wear and tear and casualty loss only excepted. On or before the last day of the term or the sooner termination thereof, Tenant shall, at its expense, remove its trade fixtures, personal property and equipment and signs from the leased premises and any property not removed shall be deemed abandoned. Any damage caused by Tenant in the removal of such items shall be repaired by and at Tenant’s expense. All alterations, additions, improvements and fixtures (other than Tenant’s trade fixtures and equipment) which shall have been made or installed by either Landlord or Tenant upon the leased premises and all flooring shall remain upon and be surrendered with the leased premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease; however Landlord shall have the option of requiring Tenant to return the premises to their original state, subject to reasonable wear and tear and casualty loss. If the leased premises be so surrendered at the end of the term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the leased premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the leased premises. Tenant hereby waives any and all rights it may have, at law or equity, to redeem or reinstate this lease upon or after a default by Tenant to the maximum extent permitted by law.

     ARTICLE 17 — DEFAULT OF TENANT AND REMEDIES.
(a)	Right to Re-Enter. In the event of any failure of Tenant to pay any rental within five (5) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such other default shall have been given to Tenant, (or in the event such other default cannot reasonably be cured within thirty (30) days and Tenant commences to cure and diligently pursue a course of action to so cure and continue towards completion then for a reasonable period of time not to exceed 90 days) or if Tenant or an agent of Tenant shall substantially falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or take or have against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor’s property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if tenant shall abandon said premises or any part thereof, or vacate all or any pail of the leased premises, or fail to operate its business in the leased premises (except during any time when the leased premises may be untenantable by reason of fire or other casualty), or suffer this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have (including the continuing right to immediately terminate this Lease), shall have the immediate right of re-entry and may remove all persons and property from the leased premises in accordance with applicable law and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all after the written notice specified herein, if any, and then without further service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

(b)	Right to Relet. Should Landlord elect to re-enter, as herein provided, or should it take possession, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such reasonable alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable, upon each such reletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such re-letting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.

Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Whether or not Landlord at any time has elected to terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorney’s fees, and also including the present value (discounted at a rate equal to 4% in excess of the prime rate, or reference rate then in effect at Wells Fargo Bank of Minnesota, N.A. but not less than 12% per annum) at the time of such termination or default of the amount of rent (including additional rent) and charges equivalent to rent reserved in this Lease for the remainder of tile stated team all of which amounts shall be immediately due and payable by Tenant hereunder and such obligations and Landlord’s right to accelerate such rents shall survive any termination of the Lease.
(c)	Landlord’s Rights to Cure Tenant’s Default. Landlord may, at its option, instead of exercising any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is reasonably necessary to cure any default of Tenant herein following Tenants failure to cure any such default or following Tenant’s failure to commence curing non monetary defaults within 10 days of written notice from Landlord to Tenant and the amount so spent, and costs incurred, including attorney’s fees in curing such default, shall be paid by Tenant, as additional rent, upon demand.

(d)	Legal and Other Expenses. In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, or a party shall successfully defend against an alleged breach, the party so breaching or unsuccessfully defending against an alleged breach shall pay to the party establishing the breach or successfully defending against an alleged breach, all expenses incurred therefor, including a reasonable attorney’s fee and costs and any court having jurisdiction over the matter shall fix and order payment of same. The parties hereto waive any right to a trial by a jury to the maximum extent waivable.

(e)	Cumulative Remedies. No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.
     ARTICLE 18 — GENERAL. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of Landlord and Tenant. No waiver of any default by a patty hereunder shall be implied from any omission by the other patty to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant. Each term and each provision of this Lease performance by a party shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the leased premises. The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in the Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of the Lease. This paragraph likewise applies in favor of the Tenant to the same extent as if it had been retyped with the applicable terminology reversed.
(a)	Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

(b)	Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
     ARTICLE 19 — HOLDING OVER. In the event Tenant remains in possession of the premises herein leased after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all the conditions, provisions and obligations of the Lease insofar as the same can be applicable to a month-to-month tenancy except that the base monthly rental referred to in Article 2 shall be increased to 150% of the amount due on the last month prior to such expiration.
     ARTICLE 20 — QUIET ENJOYMENT. Landlord covenants and agrees with Tenant and upon Tenant paying the rent and performing all of the terms and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby leased for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

     ARTICLE 21 — REAL ESTATE TAXES. Tenant shall pay, as additional rent, all of the real estate taxes and installments of assessments (including interest thereon) attributable to the land and building of the leased premises, including the parking area and any and all charges or fees imposed by any City County or State, whether by special assessment or otherwise, for services rendered or to be rendered in the future to or for the benefit of all or any part of the leased premises and which are due and payable during the term or any renewal term of this Lease to the extent such amount exceeds $16,716.54 for any given year in which such taxes and assessments are due and payable. Such amount shall be paid, upon demand, twenty (20) days in advance of the date they are due and payable. Partial years shall be equitably prorated. Landlord shall have the right, if Landlord’s future mortgagee so requires or if Tenant shall be in default with respect to any of the terms or conditions of this Lease, to call for Tenant to escrow such real estate taxes and special assessments and insurance premiums in advance on a monthly basis.
     Landlord reserves the right to appeal and abate the real estate taxes due and payable during any year during the term or terms of this Lease and if any such real estate taxes are reduced, Tenant’s obligation shall only be with respect to the actual amount so determined (plus reasonable attorneys’ fees and costs incurred in so appealing or abating), and Tenant shall receive a rebate from Landlord of any amount in excess thereof. If Landlord does not contest real estate taxes, after first consulting with Landlord and receiving Landlord’s consent and approval, Tenant shall have the right, at its own expense and in its own name, or Landlord’s name, to contest any such real estate taxes and seek to abate real estate taxes due and payable during any year of the term of this lease, by appropriate proceedings diligently conducted in good faith, but only after payment of such amount and/or item in question unless said payment would operate as a bar to such contest or appeal or interfere materially with the prosecution thereof. Upon final determination of any such proceedings, Tenant shall immediately pay any amount plus interest, fees, penalties or other liability in connection therewith as finally determined in such proceedings to be due. If real estate taxes paid or to be paid by Tenant are reduced or increased, Tenant’s obligation shall only be with respect to the actual amount so determined, and Tenant shall be entitled to an equitable a rebate from Landlord of any amount in excess of said reduced real estate taxes and costs incurred in appealing or shall pay the increased amount of such taxes if they are increased together with the costs incurred in appealing.
     ARTICLE 22 — RECORDING. Tenant shall not record this Lease without the written consent of Landlord, however, upon the request of Landlord, the Tenant shall join in the execution of a memorandum or so-called “short form” of this Lease for the purposes of recordation. Said memorandum or short form of this Lease shall describe the parties, the leased premises and the term of this Lease and shall incorporate this Lease by reference.
     ARTICLE 23 — OVERDUE PAYMENTS. All monies due hereunder from Tenant to Landlord, unless otherwise specified, shall be due on demand, and if not paid when due, shall bear interest at the rate of twelve percent (12%) per annum until paid and Landlord shall have the right to charge a late charge of $150.00 for each month that any installment remains unpaid.
     ARTICLE 24 — NOTICES. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by registered or certified return receipt mail to Tenant at the address of the leased premises, and to Landlord at Brastad/Lyman Partnership, 6437 McCauley Terrace, Edina, MN 55439, and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent.

     ARTICLE 25 — SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto.
     ARTICLE 26 — NON-LIABILITY. Landlord, except for Landlord’s intentional or negligent acts, shall not be liable for any damage to property of Tenant or of others located on the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the leased premises or from the pipes, appliances, or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatever nature, except for Landlord’s intentional or negligent acts. Landlord shall not be liable for any such damage caused by other tenants or persons in the leased premises, occupants of adjacent property, of the entire building, or the public or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be responsible for any defects in the portions of the building which forms a part of the leased premises. All property of Tenant kept or stored on the leased premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier, unless such damage shall be caused by the willful act or negligence of the Landlord
     ARTICLE 27 — HAZARDOUS MATERIALS INDEMNITY.
     Tenant covenants, represents and warrants to Landlord, its successors and assigns, (i) that it will not use or permit the leased premises to be used, whether directly or through contractors, agents or tenants, for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Federal Resource Conservation and Recovery Act of 1976 (“RCRA”), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances (“Hazardous Materials”) in violation of any applicable law (provided that Tenant shall not use the leased premises or permit the uses specified in this subparagraph if any permit is necessary by any Federal, State, or local government or any agency or department thereof without the written consent of the Landlord which consent may be withheld by Landlord if any such use would be other than minor in nature); (ii) that it will disclose within 3 business days any investigations or reports involving Tenant, or the leased premises by any governmental authority which in any way pertain to Hazardous Materials (iii) that Tenant shall not bring upon, use in, or incorporate into the leased premises any polychlorinated biphenyls (PCB’s), petroleum or petroleum based derivations, urea formaldehyde, or asbestos.
     Landlord covenants, represents and warrants to Tenant, its successors and assigns, (i) that to the best of Landlord’s knowledge, information and belief, it has not used or permitted the leased premises to be used, for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any Hazardous Materials in violation of any applicable law; (ii) that to the best of Landlord’s knowledge, information and belief, but without having conducted any due diligence or investigation, there have been no investigations or reports involving Landlord, or the leased premises by any governmental authority which in any way pertain to Hazardous Materials (iii) that to the best of Landlord’s knowledge, information and belief, but without having conducted any due diligence or investigation, the operation of the leased premises is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) that to the best of Landlord’s knowledge, information and belief, but without having conducted any due diligence or investigation, the leased premises is not listed in the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and (v) that to the best of Landlord’s knowledge, information and belief, but without having conducted any due diligence or investigation, the leased premises will not contain any PCB’s, petroleum or petroleum based derivations, urea formaldehyde, or asbestos, except as may have been disclosed in writing to Tenant by Landlord at the time of execution and delivery of this Lease.
     Each party agrees to indemnify and reimburse the other party, its successors and assigns, for:
(a)	any breach of any representations or warranties, and

(b)	any loss, damage, expense or cost arising out of or incurred by the other party which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, and together with all attorneys’ fees, costs and disbursements incurred in connection with the defense of any action brought by third parties against either party arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of each party, and their successors, heirs and assigns of and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the rate of 3% in excess of the prime rate or reference rate established from time to time by Wells Fargo Bank of Minnesota, N.A. and shall become immediately due and payable in full on demand of any party so indemnified and entitled to reimbursement, its successors and assigns. The indemnification contained herein shall survive expiration or sooner termination of this Lease.
     ARTICLE 28 — MISCELLANEOUS.
(a)	It is agreed by and between the parties hereto that all the agreements herein contained upon the part of Tenant, whether technically covenants or conditions, shall be deemed conditions for the purpose hereof, conferring upon Landlord, in the event of breach of any of said agreements, the right to terminate this Lease.

(b)	Tenant shall at Landlord’s request execute such documents and instruments, including but not limited to an “assignment of rents” that may be required, from time to time, by Landlord’s mortgagee(s) provided that such documents and instruments are in form and content reasonably satisfactory to Tenant.

(c)	In case there is more than one Landlord the obligation of Landlord executing this Lease shall be joint and several. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The covenants and agreements contained herein shall be binding upon and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns, subject to the restrictions herein imposed on assignment by Tenant.
(d)	Time is of the essence of this Lease and of each and every covenant, condition and provision herein contained. Tenant hereby waives any rights of redemption or reinstatement of this Lease (whether at law or in equity) in the event of an expiration or sooner termination of this Lease. This Lease has been a negotiated lease and neither party shall be deemed the drafter of this lease and in construing and determining the intent of the parties or interpreting any language herein there shall not be a determination that any term or condition or any language shall be construed for or against any party merely because of such parties possible status as a drafter of all or any portion of this Lease.

(e)	The paragraph headings of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this agreement or any provision thereof or in any way affect this agreement.

(f)	Should the demised premises contain accessways to the roof, sprinkler equipment, electrical equipment or any other such mechanical equipment whether contained in a separate room or not, Landlord reserves the right of free access to same through Tenant’s premises for his agents and representatives at reasonable business hours.

(g)	This Lease may be executed in counterparts and when so executed shall constitute one agreement binding on all parties hereto, notwithstanding that they are not signatory to the original or same counterpart.
     ARTICLE 29 — SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum of Five Thousand Four Hundred Fourteen and 46/100 Dollars ($5,415.46) as a security deposit (the “Security Deposit”). The Security Deposit (which shall not bear interest to Tenant) shall be considered as security for the payment and performance of the obligations, covenants, conditions and agreements contained herein. The Security Deposit shall not constitute an advance payment of any amounts owed by Tenant under this Lease, or a measure of damages to which Landlord shall be entitled upon a breach of this Lease by Tenant or upon termination of this Lease. Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to remedy any default in the payment of rent or additional rent or to satisfy any other obligation of Tenant hereunder, and Tenant shall promptly, on demand, restore the Security Deposit to its original amount. If Landlord transfers its interest in the premises during the term, Landlord may assign the Security Deposit to the transferee who shall become obligated to Tenant for its return pursuant to the terms of this Lease, and thereafter Landlord shall have no further liability for its return.

     IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto set their hands the day and year first above written.

LANDLORD:

BRASTAD/LYMAN PARTNERSHIP

/s/ Harold C. Lyman	/s/ Neil A. Brastad

/s/ Daniel K. Brastad

TENANT:

WIRELESS RONIN TECHNOLOGIES, INC
A Minnesota corporation

By:	/s/ Steve Jacobs

Its:	CFO

TENANT IMPROVEMENTS
     Tenant is taking space in its current “As-Is” condition, and shall be responsible for the cost of all build out, remodeling, and all improvements done by the Tenant. It is understood construction costs are estimated at $70,000.00 of which Landlord is giving a $30,000.00 rent reduction for said build-out. In the event Tenant does not complete at least $55,000.00 of remodeling to include new carpet, paint, upgrading of bathrooms, and kitchen area, and/or other common areas, Tenant will reimburse the Landlord the unused portion of the $55,000.00 Improvement dollars x 50%. Said payment shall be due immediately after the completion of Tenant build-out. Tenant shall furnish to Landlord receipt and Lien Waivers for all work completed. Landlord to approve Tenant work prior to build-out.